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                                                                   EXHIBIT 10.20



                      ENDORSEMENT SPLIT DOLLAR AGREEMENT


     Olin Corporation, a Virginia corporation, hereinafter referred to as the "Corporation", and ________________ hereinafter referred to as the "Executive", have applied to the Pacific Mutual Life Insurance Company (the "Insurance Company") for life insurance on the life of the Executive, pursuant to policy number __________, such policy hereinafter referred to as the "Policy". In consideration of the Corporation acquiring the Policy and agreeing to keep such Policy in force in accordance with the terms and conditions of this Agreement, the parties agree as follows:

     1.   Corporation's Rights in Policy.

          The Corporation shall own all rights in and to the Policy except for those Policy rights expressly granted to Executive by the Corporation in this Agreement.

     2.   Executive's Rights in Policy.

          The Executive shall have the right and power to designate a beneficiary or beneficiaries to receive Policy proceeds payable upon his or her death and to elect and change a payment option for such beneficiaries, but subject always to any right or
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interest the Corporation may have in such Policy proceeds as set forth in this
Agreement. The Executive shall also own all rights to and be fully vested in the Executive's Contributions, as such term is hereinafter defined.

     3.   Executive's Contributions.

          The Executive's Contributions shall mean an amount equal to the sum of the following: (i) all amounts paid into the Policy directly by the Executive;
(ii) all amounts paid into the Policy by the Executive through payroll deductions from the Executive's compensation (but not including the Term Premium
                                                  ---
referred to in Paragraph 4 of this Agreement); (iii) all amounts paid into the Policy on behalf of the Executive by the Corporation pursuant to the Corporation's Survivors Income Benefit Plan presently maintained by the Corporation and (iv) all Policy net earnings attributable to items 3(i) through
(iii), above. The Executive shall be fully vested at all times in the Executive's Contributions. The Corporation shall request the Insurance Company or its agents to periodically determine the amount of the Executive's Contributions, and on an annual basis the Corporation shall provide to the Executive a statement which sets forth the balance of the Executive's Contributions. The Executive shall be entitled to withdraw all or any portion of the balance of the Executive's Contributions by making a written request to the Corporation. Upon the Corporation receiving such written request, it shall promptly request the Insurance
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Company to make such distribution to the Executive. Any such withdrawals shall reduce the balance of the Executive's Contributions to which the Executive is entitled.

     4.   Executive's Share of Premium.

          The Corporation shall remit Policy premiums annually as of the date of issue and upon each subsequent premium due date during the term of this Agreement. The Executive shall pay such portion of the total annual Policy premium as is set forth in the ledger column designated as the "Term Premium" in the Executive's individual ledger maintained as a part of the master agreement for the Corporation's Life Accumulation Program. The Corporation shall cause such individual ledger to be maintained and updated on a regular basis. Such premium amount may vary from year to year, depending upon the financial performance of the Policy and other factors such as the Executive's length of employment with the Corporation. The Executive's share of such annual premium (the Term Premium) shall be paid by the Corporation paying to the Executive additional compensation in an amount equal to the Term Premium for such year. The Executive acknowledges and agrees that such additional compensation will be reported on the Executive's appropriate federal income tax reporting form (presently form W-2) and the Executive by his execution of this Agreement, authorizes and directs the Corporation to pay the Term Premium from his compensation. The Executive acknowledges and agrees that his share of the annual
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premium (the Term Premium) shall not be considered part of the Executive's
                                 ---
Contributions, as such term is defined in paragraph 3 of this Agreement.

     5.   Corporation's Share of Premiums.

          The Corporation's share of the annual Policy premium shall be that amount set forth in the ledger column designated as the "Investment Premium" in the Executive's individual ledger maintained as a part of the master agreement for the Corporation's Life Accumulation Program. Such premium amount may vary from year to year, depending upon the financial performance of the Policy and other factors such as the Executive's length of employment with the Corporation.

          The Corporation's Investment Premium shall earn interest at the rate of 9% per annum, compounded annually, and the Investment Premium plus the accrued interest thereon shall hereafter be referred to as the "Cash Value Investment". The Cash Value Investment shall be that amount set forth in the ledger column designated "Cash Value Investment" in the Executive's individual ledger maintained as a part of the master agreement for the Corporation's Life Accumulation Program.
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     6.   Agreement to maintain death benefit.

          During the term of this Agreement for so long as the Executive is employed by the Corporation, and until the Executive is older than age sixty-five, the Corporation agrees to maintain insurance on the Executive's life which provides for a death benefit equal to two times the Executive's then annual salary. If the Executive continues employment with the Corporation past age sixty-five, the Corporation agrees to maintain insurance on the Executive's life which provides for a death benefit in an amount equal to seventy percent of the Executive's then annual salary after age sixty-five.

          By way of example, assume the Executive is still employed by the Corporation at age sixty-six. If the Executive's annual salary at age sixty-six is $150,000.00, the Corporation shall maintain a death benefit of $105,000.00 ($150,000.00 x 70%) on the Executive's life during such employment year.

          The Corporation reserves the right to maintain such death benefit coverage through a combination of the Policy and the Corporation's group term life insurance program if the Executive is not insurable at the insurance carrier's standard rates under the Policy. Notwithstanding anything in this Agreement to the contrary, the Corporation's obligation to make any death benefit payments to the Executive or his designated beneficiaries or heirs under the terms of this Agreement shall be
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payable only to the extent of any insurance proceeds on the Executive's life received by the Corporation from a life insurance company issuing the Policy or other life insurance policy.

     7. Division of Policy Proceeds upon Death, Termination of Employment or Termination of this Agreement.

          Upon the earlier of the Executive's death, termination of employment with the Corporation, or upon the termination of this Agreement in accordance with the provisions of paragraph 8 of this Agreement, the Corporation shall take the following actions in the following order:

          A. The Corporation shall be paid from the Policy the Cash Value Investment as of the date of the Executive's death, termination of employment, or termination of this Agreement.

          B. The Corporation shall assign without warranty all other rights in the Policy to the Executive or to his or her executor, as the case may be.

Upon the division of the Policy in the manner described in this Paragraph 7, the Agreement shall terminate and the parties shall have no further rights or obligations under it.
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     8.   Termination of Agreement.

          This Agreement shall terminate upon the occurrence of either of the following events:

          (a) Notice of intention to terminate this Agreement given by either party to the other, such notice to be in writing and to be effective thirty days after delivery of such notice. Such notice shall be mailed or delivered to the Corporation at its then corporate headquarters and to the Executive at his or her address then on file with the personnel department of the Corporation.

          (b) The Executive's failure or refusal to consent to pay, by payroll withholding, his or her share of premiums, if any, as mutually agreed upon by the Corporation and the Executive under the provisions of Paragraph 4 of this Agreement.

     Upon such termination, the provisions of Paragraph 7 of this Agreement shall apply.
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     9.  Executive's Assignment Rights.

     The Executive may, at any time, assign to any individual, trust or other organization, the Executive's right, title and interest in the Executive's Contributions. The Executive shall not be entitled to assign any other rights under this Agreement.

     10.  Special Provisions.

     The following provisions are part of this Agreement and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

          (a) The named fiduciary is: the Corporation's Administrative Pension Committee.

          (b) The funding policy under this Agreement is that all premiums on the Policy be remitted to the Insurance Company when due.

          (c) Direct payment by the Insurance Company is the basis of payment of benefits under this Agreement, with those benefits in turn being based on the payment of premiums as provided in the Agreement.
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          (d)  For claims procedure purposes, the "Claims Manager" shall be the
               Corporation's Director of Employee Benefits.

               (1) If for any reason a claim for benefits under this Agreement is denied by the Corporation, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Agreement section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, written in a manner calculated to be understood by the claimant. For this purpose:

                    (a) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

                    (b) The Claims Manager's explanation shall be in writing delivered to the claimant within 90 days of the date the claim is filed.
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               (2)  The claimant shall have 60 days following the receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

               (3) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days of receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Agreement provisions on which the decision is based. The determination of the Executive's claim denial shall be made by the Claims Manager and shall be binding and conclusive upon the Executive. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.
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     11.  Agreement Binding Upon Parties.

          This Agreement shall bind the Corporation and the Executive, their heirs, successors, personal representatives and their assigns as permitted in Paragraph 9 of this Agreement.

     12.  Amendment.

          This Agreement may be amended only by a writing signed by both the Corporation and the Executive.

     13.  Governing Law.

          This Agreement shall be governed by the laws of Connecticut.

     14.  Insurance Company Not a Party to Agreement.

          The Insurance Company shall not be deemed a party to this Agreement, but will respect the rights of the parties as herein developed upon receiving an executed copy of this Agreement.

          Payment or other performance of its contractual obligations in accordance with the Policy provisions shall fully discharge the Insurance Company for any and all liability.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of
___________________, 19__.




                              _______________________________________
                              Corporation





                              _______________________________________
                              Executive